   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1996

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                 FORM SB-2MEF
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                             THINK NEW IDEAS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------
         DELAWARE                    7389                   95-4578104
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
       JURISDICTION       CLASSIFICATION CODE NUMBER) IDENTIFICATION NUMBER)
   OF INCORPORATION OR
      ORGANIZATION)

                              45 WEST 36TH STREET
                           NEW YORK, NEW YORK 10018
                                (212) 629-6800
  (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                               SCOTT A. MEDNICK
                            CHIEF EXECUTIVE OFFICER
                             THINK NEW IDEAS, INC.
                      8522 NATIONAL BOULEVARD, SUITE 101
                      CULVER CITY, CALIFORNIA 90232-2481
                                (310) 842-8444
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
       RALPH V. DE MARTINO, ESQ.               SHELDON E. MISHER, ESQ.
 DE MARTINO FINKELSTEIN ROSEN & VIRGA   BACHNER, TALLY, POLEVOY & MISHER, LLP
     1818 N STREET, NW, SUITE 400                380 MADISON AVENUE
       WASHINGTON, DC 20036-2492                 NEW YORK, NY 10017
            (202) 659-0494                         (212) 687-7000
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [X] 333-12795

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                              PROPOSED MAXIMUM   PROPOSED MAXIMUM
     TITLE OF EACH CLASS        AMOUNT TO BE OFFERING PRICE PER AGGREGATE OFFERING    AMOUNT OF
OF SECURITIES TO BE REGISTERED   REGISTERED       SHARE(1)           PRICE(1)      REGISTRATION FEE
---------------------------------------------------------------------------------------------------
  Common Stock, par value
   $.0001(2)...............       172,500          $ 7.00           $1,207,500         $365.87
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  Common Stock, par value
   $.0001 (3)..............        15,000          $ 9.80           $  147,000         $ 44.54
---------------------------------------------------------------------------------------------------
  Total....................                                                            $410.41

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(1)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a).
(2)Includes 22,500 shares of Common Stock subject to the over-allotment option granted to the Representative.
(3) Represents shares underlying the Representative's underwriter's warrants.
(4)A filing fee of $6,673 was previously paid by the Registrant pursuant to a Registration Statement on Form SB-2 (File No. 333-12795) for the same offering.

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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The information in the Registration Statement on Form SB-2 (the
"Registration Statement") filed by THINK New Ideas, Inc. with the Securities and Exchange Commission (File No. 333-12795) pursuant to the Securities Act of 1933, as amended, which was declared effective on November 26, 1996 is incorporated herein by reference in its entirety.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

  The exhibits appearing in the Registration Statement which was declared effective on November 26, 1996 are incorporated herein by reference in their entirety except as superseded by the following exhibits.

EXHIBITS.

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  5.1    Opinion of De Martino Finkelstein Rosen & Virga, counsel for the
         Company.
   11    Loss per share calculations.
 23.1    Consent of De Martino Finkelstein Rosen & Virga (included in Exhibit
         5.1).
 23.2    Consent of BDO Seidman, LLP, independent certified public accountants.

                                  SIGNATURES

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE COMPANY HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON NOVEMBER 26, 1996.

                                          THINK New Ideas, Inc.

                                                    /s/ Melvin Epstein
                                          By: _________________________________
                                                      MELVIN EPSTEIN
                                                  CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Melvin Epstein and Scott Mednick, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

        /s/ Scott A. Mednick           Chief Executive           November 26,
-------------------------------------   Officer and                  1996
          SCOTT A. MEDNICK              Chairman of the
                                        Board of Directors

         /s/ Ronald E. Bloom           President, Chief          November 26,
-------------------------------------   Operating Officer            1996
           RONALD E. BLOOM              and Director

          /s/ Adam C. Curry            Chief Technology          November 26,
-------------------------------------   Officer and                  1996
            ADAM C. CURRY               Director

         /s/ Melvin Epstein            Chief Financial           November 26,
-------------------------------------   Officer                      1996
           MELVIN EPSTEIN

          /s/ Frank DeLape             Director                  November 26,
-------------------------------------                                1996
            FRANK DELAPE

                                       Director
-------------------------------------
           ANGEL MARTINEZ

                                       Director
-------------------------------------
           MICHAEL RIBERO

                                       Director
-------------------------------------
           BARRY J. WAGNER


                                     II-2